EXHIBIT 10.29
                            AMENDED AND RESTATED 1994
                          SECURITY AND PLEDGE AGREEMENT


      THIS AMENDED AND RESTATED 1994 SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of the 18th day of January, 2000 by and between Sherwood
M. Weiser (hereinafter called "Debtor), and Carnival Corporation, a Panamanian corporation (the "Secured Party), as the holder of the Note (as defined below). Upon execution of this Agreement, the Secured Party shall simultaneously contribute this Agreement and the Collateral (as defined below) to that certain Carnival Corporation Blind Trust, dated of even date herewith, a copy of which is attached hereto, pursuant to which, among other things, the Trustee of such Trust shall exclusively make all decisions and take all actions necessary with regard to any and all rights of the Secured Party under this Agreement.

     1. Security Interest. For value received, Debtor hereby sells, transfers, conveys, sets over, delivers, bargains, pledges, assigns and grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Collateral"):

         (a) 859,248 shares (the "Shares") of the common stock, par value $.005 per share, of CRC Holdings, Inc. ("CRC");

          (b) All rights, powers, privileges and preferences pertaining to the Shares and any stock rights, rights to subscribe, cash distributions, dividends, stock dividends, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which the Debtor may become entitled by reason of the ownership of any Securities (as defined below) pledged and assigned hereunder from time to time; and

         (c) All Proceeds of any of the foregoing Collateral described above in this Section 1.

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Florida Uniform Commercial Code. As used in this Agreement the term "Securities" means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a "security," or any warrant or right to subscribe to or purchase any of the foregoing; and the term "issuer" means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest. The Secured Party understands and agrees that notwithstanding anything to the contrary contained herein, the Secured Party may not take ownership in any manner in any of the foregoing Collateral described above in Section 1 without first obtaining any and all licensing and approval of the Louisiana Gaming and Control Board required by the laws, rules and regulations of the State of Louisiana pertaining to licensed gaming activities and any other applicable foreign, federal or state authorities.

      2. 1994 Stock Purchase Agreement. This Agreement amends and restates the Security and Pledge Agreement, dated November 30, 1994, as amended, between Debtor and Secured Party which was executed and delivered pursuant to the terms, obligations and requirements of the Stock Purchase Agreement, dated November 30, 1994, as amended on June 15, 1998 and February 17, 1999 (as amended, the "1994 Stock Purchase Agreement"), pursuant to which Secured Party sold shares of common stock of CHC International, Inc., the predecessor of CRC, to Debtor. The security interests herein granted ("Security Interests") shall secure full payment and performance of: (a) that certain Renewal Promissory Note of even date herewith in the principal amount of $4,966,497, made by Debtor and payable to the order of Secured Party (such note and any notes given in modification, renewal, extension or substitution thereof being herein sometimes collectively referred to as the "Notes" and individually as the "Note"); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation").

      3. Priority. Debtor represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral.

       4.    Representations,  Warranties  and  Covenants.   The  Debtor  hereby
represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

          (a) Debtor is the sole legal and equitable owner of the Shares free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person, except for the security interest created hereby. Debtor has the right and power to grant an interest in the Collateral to Secured Party without the consent of any other person, and Debtor shall at his expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. So long as any Obligation to the Secured Party pursuant to the Note is outstanding, Debtor will not without the prior written consent of Secured Party grant to any person a security interest in any of the Collateral or permit any lien or encumbrance to attach to any of the Collateral, or suffer or permit any levy or attachment to be made on any part of the Collateral, or permit any financing statement to reflect an interest in any part of the Collateral, except that of Secured Party, to be on file with respect thereto.

          (b) Debtor has delivered to Secured Party all stock certificates evidencing the Shares pledged and assigned under this Agreement, together with duly executed stock powers in blank and all other assignments or endorsements reasonably requested by Secured Party.

          (c) If new or additional Securities are issued to Debtor (as a stock dividend, stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization or merger, acquisition or consolidation of any such issuer or otherwise) with respect to the Collateral, then the same shall be deemed an increment to the Collateral and under pledge and assignment to Secured Party hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other instrument or writing, then such Securities shall (to the extent acquired or received by or placed under Debtor's control) be held in trust for and promptly delivered to Secured Party, together with duly executed stock powers in blank and any other assignments or endorsements as Secured Party may request. If any such Securities are uncertificated, then Debtor shall immediately upon acquisition of such Securities cause Secured Party to be registered as the transferee thereof on the books of the depository, custodian bank, clearing corporation, brokerage house, issuer or otherwise, as may be requested by Secured Party.

           (d) Without the prior consent of Secured Party, Debtor shall not sell, transfer, assign, convey, lease or otherwise dispose of any part of the Collateral, nor enter into any contract or agreement to do so. Debtor will not compromise, release, surrender or waive any rights of any nature whatsoever in respect of any of the Collateral without Secured Party's prior written consent.

      5. Debtor's Obligations. So long as the Note is outstanding, Debtor covenants and agrees with Secured Party (a) not to permit any material part of the Collateral to be levied upon under any legal process; (b) not to dispose of any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which would have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Debtor may contest any such tax claim if done diligently and in good faith.

      6. Event of Default. As used herein, the term "Event of Default" shall include any or all of the following if same exist on the 10th day after written notice by Secured Party to Debtor which describes such default:

           (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral; or

           (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

           (c) Nonpayment of any installment of principal or interest upon the date same shall be due and payable under the terms of the Note; or

           (d) The adjudication of Debtor as bankrupt, or the taking of any voluntary action by Debtor or any involuntary action against Debtor seeking an adjudication of Debtor as bankrupt, or seeking relief by or against Debtor under any provision of the Bankruptcy Code.

     7.Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of Florida or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies and privileges it may have under the Note and the other documents defining the Obligation. Provided that an Event of Default has not occurred, Debtor shall retain all voting rights with respect to the Shares and all cash dividends declared with respect to such Shares. The Secured Party understands and agrees that notwithstanding anything to the contrary contained herein, the Secured Party may not take ownership in any manner in any of the Collateral without first obtaining any and all licensing and approval of the Louisiana Gaming and Control Board required by the laws, rules and regulations of the State of Louisiana pertaining to licensed gaming activities and any other applicable foreign, federal of state authority. In the event that Louisiana Regulatory Approval is not obtained, the parties acknowledge that they shall have no recourse against the Louisiana Gaming Control Board, the Attorney General of the State of Louisiana, the Department of Safety and Corrections, Office of State Police, and their members and employees, except as provided under applicable Louisiana law, including the Louisiana Gaming Control Law, and the rules and regulations promulgated thereunder.

      8. Application of Proceeds by Secured Party. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor; provided that the proceeds and/or accounts shall be applied toward satisfaction of the Obligation.

      9. Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other persons entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given no less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.

      10. Delivery of Notices. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the entity or person to whom addressed or, is given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed to:

      If to Secured Party:

            Carnival Corporation
            3655 N.W. 87th Avenue
            Miami, Florida 33178
            Attention: Chief Financial Officer
      If to Debtor:

            c/o CRC Holdings, Inc.
            3250 Mary Street
            Miami, Florida 33133
            Attention: Chief Financial Officer

Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

      11. Binding Effect. This Agreement shall be binding upon Debtor, his heirs, successors, assigns, executors, administrators, and personal or legal representatives, and shall inure to the benefit of Secured Party, its successors and assigns.

      12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, provided that the exercise of all rights and remedies by any of the parties is subject to any applicable Louisiana Gaming Control Law, and the rules and regulations promulgated thereunder.

      13. Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.


     EXECUTED as of the day and year first herein set forth.

SECURED PARTY:
CARNIVAL CORPORATION


By: /s/ Gerald R. Cahill
Name:  Gerald R. Cahill
Title:Chief Financial Officer

DEBTOR:
         *
______________________
Sherwood M. Weiser

* Executed By Power of Attorney


By: /s/ W. Peter Temling
      W. Peter Temling